EXHIBIT 99.2
Press Release

Clean Harbors Announces Eric Gerstenberg as CEO;
Mike Battles to Retire as Co-CEO and Director at Year-End

NORWELL, Mass. – October 28, 2026 – Clean Harbors, Inc. (“Clean Harbors” or the “Company”) (NYSE: CLH), the leading provider of environmental and industrial services throughout North America, today announced that Eric Gerstenberg will serve as sole Chief Executive Officer effective January 1, 2027. Mike Battles has decided to retire as Co-Chief Executive Officer and a member of the Company’s Board of Directors on December 31, 2026, and will serve in a strategic advisory role to the Company in 2027.
“Since appointing Eric and Mike as Co-CEOs in March 2023, Clean Harbors has experienced continued success, including delivering record top- and bottom-line results and more than tripling its stock price,” said Rob Willett, Chairman of the Board. “This next step for our leadership team is endorsed by both Co-CEOs and the Board. Eric has proven himself to be an exceptional leader. With over 35 years at the Company, his understanding of the business, operational insights and knowledge of the hazardous waste industry are unmatched. We are excited to turn over the reins of the Company to his capable hands to guide us through our next phase of growth.”
“At the same time, it is important to acknowledge how integral Mike has been to our success over the past decade, first as CFO then as Co-CEO,” Willett continued. “He played a key role in many value-enhancing initiatives and successful acquisitions that have strengthened the Company. Mike has been a strong partner to Eric, and we expect a seamless transition in the months ahead. The entire Board joins me in thanking Mike for all he has done and we look forward to the Company’s continued success under Eric’s capable leadership.”
Eric joined Clean Harbors in 1989 and during the past 37 years has held a variety of positions of increasing responsibility throughout the organization. He was named Co-CEO in March 2023 and joined the Company’s Board in September 2024. He was previously Chief Operating Officer, overseeing the environmental sales and service organization, all of the Company’s facilities including incinerators and re-refineries, and the majority of its workforce.
“Clean Harbors has set the standard in the hazardous waste industry for more than 40 years and I’m honored to lead this iconic company,” Gerstenberg said. “Our mission of creating a safer and cleaner environment remains the bedrock of our organization. We employ an industry-leading team, maintain an unparalleled set of assets and serve as a critical partner to our customers. I expect us to extend the profitable growth trajectory that we have been on for the past decade and to continue to reward our shareholders in the years ahead.”

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Mike has served as the Company’s Co-CEO since March 2023 and has been a member of its Board since September 2024. Prior to being named Co-CEO, he was the Company’s Chief Financial Officer for seven years. He joined Clean Harbors in 2013 as its Senior Vice President, Corporate Controller and Chief Accounting Officer.
“Helping to lead an industry-defining organization like Clean Harbors has been an absolute privilege for me and the highlight of my career,” said Battles. “I take tremendous pride in seeing what the Company has accomplished during my tenure as an executive leader. I will leave here with the deepest appreciation for my remarkable colleagues, the success we achieved together, the investors I interacted with and the board members I served alongside. I have every confidence that Clean Harbors’ best days remain ahead and that we are well positioned for continued growth and value creation into 2027 and beyond.”
About Clean Harbors
Clean Harbors (NYSE: CLH) is North America’s leading provider of environmental and industrial services. The Company serves a diverse customer base, including a majority of Fortune 500 companies. Its customer base spans a number of industries, including chemical, manufacturing and refining, as well as numerous government agencies. These customers rely on Clean Harbors to deliver a broad range of services such as end-to-end hazardous waste management, emergency spill response, industrial cleaning and maintenance, and recycling services. Through its Safety-Kleen subsidiary, Clean Harbors also is a leading provider of parts washers and environmental services to commercial, industrial and automotive customers, as well as North America’s largest re-refiner and recycler of used oil. Founded in 1980 and based in Massachusetts, Clean Harbors operates in the United States, Canada, Mexico, Puerto Rico and India. For more information, visit www.cleanharbors.com.
Safe Harbor Statement
Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “seeks,” “will,” “should,” “estimates,” “projects,” “may,” “likely,” “potential,” “outlook” or similar expressions. Such statements may include, but are not limited to, statements about the Company’s planned executive transition, future financial and operating results, plans, strategy, objectives and goals, strategic initiatives, cost management initiatives, pricing and productivity initiatives, contingent liabilities, interest expense, liquidity, business, economic and market conditions, trends, customer demand, expectations regarding new customer contracts, impacts of tariffs and new legislation, acquisitions, growth opportunities and investments, expectations, challenges and other statements that are not historical facts. Such statements are based upon the beliefs and expectations of Clean Harbors’ management as of the date of this press release only and are subject to certain risks and uncertainties that could cause actual results to differ materially, including, without limitation: operational and safety risks; risks relating to the failure of new or existing technologies; risks associated with the use of artificial intelligence; cybersecurity risks; the occurrence of natural disasters or other catastrophic events, as well as their residual macroeconomic effects; risks associated with retaining and hiring key personnel; environmental liability and product liability risks relating to hazardous waste management and
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com other components of the Company’s business; negative economic, industry or other developments, including market volatility or economic downturns; risks associated with management’s assumptions relating to expansion of the Company’s landfills; reductions in the demand for emergency response services at industrial facilities or on roadways, railways or waterways, and other remedial projects and regulatory developments; reductions in the demand for oil products and automotive services and volatility in oil prices in the markets the Company serves; changes in statutory and regulatory requirements and risks relating to extensive environmental laws and regulations; risks associated with existing and potential litigation; risks associated with the Company’s identification and execution of strategic capital expenditures, acquisitions and divestitures and their related liabilities; risks relating to the availability and sufficiency of the Company’s insurance coverage, self-insurance, surety bonds, letters of credit and other forms of financial assurance; the impact of new tax legislation or changes in tax regulations and interpretations; the imposition of trade sanctions or tariffs; fluctuations in interest rates and foreign currency exchange rates; risks relating to the Company’s indebtedness and covenants in its debt agreements; risks associated with certain anti-takeover provisions under the Massachusetts Business Corporation Act and the Company’s By-Laws, and those items identified as “Risk Factors” in Clean Harbors’ most recently filed reports on Form 10-K and Form 10-Q. Forward-looking statements are neither historical facts nor assurances of future performance. Therefore, readers are cautioned not to place undue reliance on these forward-looking statements. Clean Harbors undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements other than through its filings with the Securities and Exchange Commission, which may be viewed in the “Investors” section of Clean Harbors’ website at www.cleanharbors.com.
Contacts:

Eric J. Dugas	Jim Buckley
EVP and Chief Financial Officer	SVP Investor Relations
Clean Harbors, Inc.	Clean Harbors, Inc.
781.792.5100	781.792.5100
InvestorRelations@cleanharbors.com	Buckley.James@cleanharbors.com

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com